Exhibit 1A-15.1

Terms of Use Last modified: September 27, 2017 CNote Group, Inc. (“Company” or “CNote”) offers the mycnote.com website (the “Website”) and these Terms of Use (“Terms”) govern your access and use of the Website and all services available through the Website (collectively, the“Services”). Any information that you supply to Company will be governed by these Terms and the Website Privacy Policy, as they may be updated from time to time by Company. You agree to abide by the rules and policies established from time to time by Company. By using the Website and the Services, you attest that you are at least 18 years old. Please read these Terms carefully. These Terms govern your access to and use of the Services. By using the Website, you signify your assent to these Terms. Changes may be made to these Terms from time to time. Your continued use of the Website will be deemed acceptance to any amended or updated terms. If you do not agree to any of these Terms, please do not use the Website. Company reserves the right to change, update or cease to offer the Website or any part thereof at any time. No Investment Advice or Solicitation CNote is not an investment firm and does not provide investment advice. Any information contained on the Website or the Services is for information purposes only, and does not constitute investment, financial, legal, tax or other advice. You agree that all decisions you make on investment matters are your full responsibility, and you agree to consult with your own financial advisors prior to making any investment decisions. You agree to accept full responsibility for any investment you make. Company, its Website and Services are not a substitute for the advice or services of a financial advisor. You understand that purchase of investment securities through the Services involves risk of loss. To understand the risks associated with investing through the Services, please visit our Offering Circular filed with the Securities Exchange Commission. WITHOUT LIMITING ANYTHING IN THESE TERMS, COMPANY MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO ANY INVESTMENTS, SECURITIES OR THE PERFORMANCE THEREOF. Except as otherwise expressly noted, no information or communication contained on the Website or the Services shall constitute an offer to buy or sell or a solicitation of an offer to buy or sell investments, securities or any other financial instruments. Further, the information contained on the Website does not constitute, and may not be used for or in connection with, an offer or solicitation by anyone in any state or jurisdiction in which such an offer or solicitation is not authorized or permitted, or to any person to whom it is unlawful to make such offer or solicitation. Not a Deposit Account You represent that you understand and acknowledge that CNote is not a bank or depository institution. Any investment securities available through the Services are not depository bank accounts, and therefore are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency. Account Registration When you complete the registration process, you create an account and become a registered user of the Website. Your account allows you to participate in the Services, subject to the Terms and the Company Privacy Policy. Company reserves the right to refuse to allow a user to register or use the Services for any reason, at Company’s sole discretion. To register, you must enter your email address and select a password. The email address must be an actual address that belongs exclusively to you. You may not use an email address that is used by someone else, and the email address cannot be indecent, or otherwise offensive, or be used in any way that violates the Terms. You may not provide false information during the registration process. Maintaining account security is very important. Company takes commercially reasonable steps to keep the Website secure, however security is not guaranteed. Security also depends on you. You should not reveal your password to anyone. Your account is at risk if you let someone use it inappropriately and your account is subject to termination if you or anyone using your account violates the Terms. The information you provide may be visible to Company and its employees and contractors who have a need to know such information in order to provide the Services. You agree to immediately notify Company of any unauthorized use of your account or password. You are fully and solely responsible for the security of your computer system and all activity on your account, even if such activities were not committed by you. Company will not be liable for any losses or damage arising from unauthorized use of your account or password, and you agree to indemnify and hold Company harmless for any improper or illegal use of your account. This includes illegal or improper use by someone to whom you have given permission to use your account. We do not police for, and cannot guarantee that we will learn of or prevent, any inappropriate use of the Services. Termination of Account You agree that Company may for any reason, in its sole discretion and without notice, terminate your account, and remove from the Services any content associated with your account. Grounds for such termination may include, but are not limited to (i) extended periods of inactivity, (ii) violation of these Terms, (iii) fraudulent, harassing or abusive behavior, (iv) behavior that is harmful to other users, third parties, or the business interests of Company or (v) infringement of third party intellectual property rights. If Company believes, in its sole discretion, that a violation of these Terms or any illegal or inappropriate behavior has occurred, Company may take any corrective action deemed appropriate. Company will fully cooperate with any law enforcement authorities or court order requesting or directing Company to disclose the identity of anyone believed to have violated these Terms or to have engaged in illegal behavior in the use of the Services. If there are no funds in your account, you may terminate your account at any time by emailing support@mycnote.com. Any suspension, termination, or cancellation shall not affect your obligations to Company under these Terms (including but not limited to ownership, intellectual property, indemnification, and limitation of liability), which by their sense and context are intended to survive such suspension, termination, or cancellation. Intellectual Property & Content Company owns the Website and the Services, including all worldwide intellectual property rights in the Website and the Services, and the copyrights, trademarks, service marks, and logos contained therein. Company hereby grants you a limited, revocable, personal, worldwide, royalty-free, nonexclusive, nonsublicensable and non- assignable license to use the Website and the Services solely for your personal use. Except as expressly permitted herein, you may not copy, further develop, reproduce, republish, modify, alter, download, post, broadcast, transmit or otherwise use the Website or the Services. You will not remove, alter or conceal any copyright, trademark, service mark or other proprietary rights notices incorporated in the Website or the Services, except as Company may expressly permit. Should you provide Company with comments or suggestions for the modification, correction, improvement or enhancement of the Website or the Services then, subject to the terms and conditions of these Terms, you hereby grant Company a non-exclusive, irrevocable, worldwide, royalty-free license, including the right to sublicense, to use and disclose such comments and suggestions in any manner Company chooses and to display, perform, copy, have copied, make, have made, use, sell, offer to sell, and otherwise dispose of Company’s and its sublicensees’ products and content embodying such comments or suggestions in any manner and via any media Company chooses, but without reference to the source of such comments or suggestions. You understand and acknowledge that you are not entitled to any compensation, whether financial or otherwise, for such comments or suggestions. In order to use certain parts of the Website, you may be asked to supply certain personal information. All personal information that you provide must be accurate, complete, and kept current. Third-Party Service Provider We have partnered with Dwolla, Inc. (“Dwolla”), a financial services software company, to allow you to transfer funds into your account. By creating an account on the Website and initiating bank transfers or withdraws, you agree to and accept Dwolla’s Terms of Service and Privacy Policy (available at https://www.dwolla.com/legal) (the “Dwolla Terms”) which are incorporated herein by reference. CNote gives no warranties and makes no claims about Dwolla’s services. CNote is not responsible for the acts or omissions of Dwolla in providing services to you. When you sign up for an account on the Website, you will also be prompted to sign up for a Dwolla “white label” account. You are responsible for complying with Dwolla Terms when using your Dwolla account. IT IS YOUR RESPONSIBILITY TO READ AND UNDERSTAND THE DWOLLA TERMS AS IT CONTAINS TERMS AND CONDITIONS RELATING TO YOUR DWOLLA ACCOUNT INCLUDING BUT NOT LIMITED TO YOUR RIGHTS, LIMITATIONS, REVERSAL AND OTHER LIABILITIES, LIMITATION OF LIABILITY AND BINDING ARBITRATIONS PROVISIONS. You authorize CNote to share your personal information with Dwolla to open and support your Dwolla account as further detailed in our Privacy Policy and Dwolla’s Privacy Policy. It is your responsibility to make sure the information you provide to us is accurate and complete. You understand that you will access and manage your Dwolla account through our application, and Dwolla account notifications will be sent by us, not Dwolla. Additionally, you authorize CNote, as your agent, on behalf of CNote, Dwolla, and Dwolla’s partners, to view, edit and create transactions on your behalf to debit or credit your Dwolla Account and attached bank account(s). Any funds held in the Dwolla account are held by Dwolla's financial institution partners as set out in the Dwolla Terms. We will provide customer support for your Dwolla account activity, and can be reached at support@mycnote.com. Dwolla allows CNote to check the balance in your bank account(s) to verify whether you have sufficient funds to initiate a transfer (a “Balance Check”). By using the Services, you authorize CNote to perform a Balance Check. If you wish to withdraw authorization for Balance Checks, please contact support@mycnote.com. You agree to indemnify CNote for any losses we incur based on your failure to provide accurate, truthful, or complete information to Dwolla, or to use the Website or the Dwolla platform for any unauthorized or illegal purposes. Further, you agree to indemnify CNote for any Reversal Fee (as defined in the Dwolla Terms) assessed against CNote due to insufficient funds in your bank account(s) or due to any reason within your control. Limitations on Use of the Services You agree that you will not use the Services in any manner that: Posts, stores, transmits, offers, or solicits anything that contains the following, or that you know contains links to the following or to locations that in turn contain links to the following: (a) Material that Company determines to be offensive; (b) Material that is defamatory, harassing or threatening; (c) Pornography; (d) Any virus, worm, Trojan horse, or other harmful or disruptive component; (e) Anything that encourages conduct that would be considered dangerous, a criminal offense, give rise to civil liability, violate any law or regulation or is otherwise inappropriate; or (f) Restricts or inhibits use of the Website; (g) Uses any account or password without prior permission; (g) Obtains or solicits another person’s password or other personal information under false pretenses; Impersonates another user or otherwise misrepresents yourself in any manner, whether to another user, to us, or otherwise; (h) Violates the legal rights of others, including defaming, abuse, stalking or threatening users; (i) Infringes (or results in the infringement of) Company’s or any third party’s intellectual property rights, moral rights, or other rights; (j) Is (or you reasonably believe to be illegal, fraudulent, or unauthorized, or in furtherance of any illegal, counterfeiting, fraudulent, pirating, unauthorized, or violent activity, or that involves (or you reasonably believe to involve) any stolen, illegal, counterfeit, fraudulent, pirated, or unauthorized material; (k) Does not comply with all applicable laws, rules, or regulations, including obtaining all necessary permits, licenses, registrations, etc. In the case of any proposed or actual transaction, “applicable” refers to both your own location and to location(s) of all other parties to the transaction; or would cause Company to be in violation of any law, ordinance, rule, regulation or treaty, or to infringe any right of any third party; (l) Publishes falsehoods or misrepresentations that may damage Company or any third party; (m) Manipulates identifiers, forges headers or other data in order to disguise the origin of content transmitted through the Website or to manipulate your presence on the Services; (n) Disrupts, interferes or harms the Website, servers or networks; or (o) Imposes an unreasonably or disproportionately large load on Company’s infrastructure. Use Restrictions The software and technology underlying the Website is the property of Company, and you may not connect to or use the Website in any way that is not expressly permitted by these Terms. Specifically, you may not do or attempt to do any of the following: (a) Attempt to decipher, decompile, disassemble, or reverse-engineer any of the software used to provide the Services (including without limitation, for the purpose of obtaining unauthorized access to the Website) without Company’s prior written authorization, including framing or mirroring any part of the Website; (b) Circumvent, disable, or otherwise interfere with security-related features of the Services, the Website, or features that prevent or restrict use or copying of any content; (c) Use the Website or Services in connection with any commercial endeavors in any manner, except for the purposes specifically set forth in these Terms; (d) Sell, resell or otherwise monetize any content to any third party, except as specifically set forth in these Terms; (e) Use any robot, spider, site search or retrieval application, or any other manual or automatic device or process to retrieve, index, data-mine, or in any way reproduce or circumvent the navigational structure or presentation of the Website; (f) Harvest, collect or mine information about other users of the Website; (g) Create a database by systematically downloading and storing all or any of the content on the Website; (h) Remove, obscure, make illegible or alter any proprietary notices or labels or other indications of Company’s rights in the Website; (i) Use or access another user’s account or password without permission; or (j) Use the Website or Services in any manner not permitted by these Terms. Report Abuse If you believe any Website users violate these Terms, please contact us at support@mycnote.com. Solicitation or Offering; No Advice Except as otherwise expressly noted, the Website and the content contained thereon do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell investments, loans, securities, partnership interests, commodities or any other financial instruments; nor do they constitute, and they may not be used for or in connection with, an offer or solicitation by anyone in any state or jurisdiction in which such an offer or solicitation is not authorized or permitted, or to any person to whom it is unlawful to make such offer or solicitation. Company makes no representation or warranty, express or implied, regarding the advisability of investing in anything offered through the Website. The past performance of any investment is not a guide to future performance. WITHOUT LIMITING ANYTHING IN THE TERMS OF SERVICE, COMPANY MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO ANY FUND, ANY INVESTMENTS, SECURITIES, PARTNERSHIP INTERESTS, LOANS OR THE PERFORMANCE THEREOF. The Website content and the views expressed in the content do not necessarily reflect the views of Company as a whole, its directors, officers, employees, shareholders or any part or member thereof or of any third party. No content or information on the Website constitutes, or should be construed as, investment, tax, legal, financial or any other advice. Forward-Looking Statements Certain statements in the Website and the content may constitute “forward-looking” statements that involve known and unknown risks, uncertainties and other factors that may cause actual returns of investment to be materially different from any future returns or values expressed or implied by such forward-looking statements. Forward-looking statements typically include words such as “may,” “will,” “expect,” “believe,” “plan,” “expect,” “anticipate,” “intend” and other similar terminology. These statements reflect current expectations regarding future events and speak only as of the date of being posted to the Website. Forwardlooking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or returns, and will not necessarily be accurate indications of whether or not such returns will be achieved. Given these uncertainties and risks, users of the Website, including any person who may or has invested in any offering made by or on behalf of Company or its subsidiaries or affiliates, are cautioned not to place undue reliance on such forwardlooking statements. A variety of factors could cause the actual results and developments of any investment to differ significantly from the results and developments forecasted and implied. Although forwardlooking statements contained in the Website, if any, are based upon what Company and its advisors believe are reasonable assumptions, Company cannot assure you that actual results, returns or events will be consistent with these forward-looking statements. Forward-looking statements are made as of the date of being posted to the Website, and Company and its subsidiaries and affiliates assume no obligation, and expressly disclaim any obligation, to update or revise forward-looking statements contained in or incorporated by reference into the Website or the content or any information supplemental thereto to reflect new information, future events or circumstances or otherwise. Disclaimer Your use of any aspect of the Website is at your own risk. Company makes no representations or warranties whatsoever in respect of the Website or Services. Neither Company nor any of its affiliates or their respective owners, officers, directors, employees, contractors or agents will be liable for any direct, incidental, consequential, indirect, punitive, exemplary, special or other damages, whether under any contract, tort (including negligence), strict liability, or other theory, and regardless of whether it has been advised of the possibility of such claim or damage, arising in connection with the Website or Services. Warranties; Disclaimer WITHOUT LIMITING THE FOREGOING, EXCEPT AS EXPRESSLY STATED IN THESE TERMS, YOU UNDERSTAND AND AGREE THAT YOUR USE OF THE WEBSITE IS AT YOUR SOLE RISK AND THAT THE WEBSITE IS PROVIDED ON AN “AS IS” AND “AS AVAILABLE” BASIS WITHOUT WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, COMPANY EXPRESSLY DISCLAIMS ALL WARRANTIES AND CONDITIONS INCLUDING, WITHOUT LIMITATION, WARRANTIES AND CONDITIONS OF SATISFACTORY QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AND THOSE ARISING FROM COURSE OF DEALING OR USAGE OF TRADE. COMPANY MAKES NO WARRANTY AS TO THE ACCURACY, COMPLETENESS OR RELIABILITY OF ANY MATERIALS, INFORMATION OR DATA AVAILABLE THROUGH THE WEBSITE. COMPANY DOES NOT REPRESENT OR WARRANT THAT (a) YOU WILL BE ABLE TO ACCESS OR USE THE WEBSITE AT THE TIMES OR LOCATIONS OF YOUR CHOOSING; (b) THAT OPERATION OF THE WEBISTE WILL BE UNINTERRUPTED, TIMELY, SECURE OR ERROR-FREE; (c) YOUR USE OF THE WEBSITE WILL MEET YOUR REQUIREMENTS; (d) DEFECTS IN THE OPERATION OF THE WEBSITE WILL BE CORRECTED; OR (e) THE WEBSITE IS FREE OF VIRUSES OR OTHER HARMFUL COMPONENTS. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF CERTAIN WARRANTIES OR THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, SO THE LIMITATIONS HEREIN MAY NOT APPLY TO YOU. YOU ACKNOWLEDGE AND AGREE THAT ANY MATERIAL DOWNLOADED OR OTHERWISE OBTAINED THROUGH THE WEBSITE IS AT YOUR OWN RISK AND THAT YOU WILL BE SOLELY RESPONSIBLE FOR ANY DAMAGE TO YOUR COMPUTER, MOBILE PHONE OR OTHER DEVICE OR ANY LOSS OF DATA RESULTING FROM DOWNLOADING OR OBTAINING SUCH MATERIAL. WITHOUT LIMITING THE FOREGOING, COMPANY SHALL HAVE NO LIABILITY FOR: (a) ANY ADVERSE EFFECT TO YOUR COMPUTER, DEVICE, OR OTHER SOFTWARE AS A RESULT OF YOUR USE OF THE WEBSITE, OR AS A RESULT OF ANY CONTENT AVAILABLE THROUGH THE WEBSITE; (b) YOUR USE OF (OR INABILITY TO USE) THE WEBSITE OR ANY COMPONENT THEREOF; (c) ANY MATERIAL AVAILABLE (OR INTENDED TO BE AVAILABLE) ON OR BY MEANS OF THE WEBSITE OR INFORMATION OR ADVICE RECEIVED BY MEANS OF THE WEBSITE; (d) ANY ERROR OR OMISSION OF COMPANY, OR ANY ACT OR OMISSION OF ANY THIRD PARTY; (e) ANY ERROR, DELAY, INTERRUPTION, OPERATIONAL PROBLEM, UNAVAILABILITY, OR FAILURE IN THE WEBSITE OR ANY COMPONENT THEREOF, OR ANY DIRECTLY OR INDIRECTLY RELATED EQUIPMENT, SYSTEM, PROGRAMMING, OR NETWORK (INCLUDING THE INTERNET); (f) ANY BREACH OF SECURITY INVOLVING THE WEBSITE OR YOUR ACCOUNT; (g) ANY VIRUSES OR OTHER CODE OR COMPONENT THAT MAY AFFECT YOUR COMPUTER SYSTEM, MOBILE DEVICE OR OTHER PROPERTY AS A RESULT OF YOUR USE OF THE WEBSITE; (h) ANY INJURIES TO PERSON OR PROPERTY SUFFERED BY YOU IN THE CREATION OF SUBMISSIONS OF CONTENT. Indemnification You agree to indemnify, defend, and hold harmless Company, its parent, affiliates, subsidiaries and the respective owners, employees, directors, officers, subcontractors and agents of each, from and against any and all claims, damages, or costs or expenses (including reasonable attorneys’ fees) that arise directly or indirectly from: (a) breach of these Terms by you or anyone using your computer, device, or password; (b) any claim, loss or damage experienced from your use or attempted use of (or inability to use) the Website; (c) your violation of any law, ordinance, rule, regulation or treaty; (d) your infringement of any right of any third party, including without limitation the infringement by any content of any third party intellectual property right or moral right; (e) your violation of any applicable law, regulation, rule or third party intellectual property right or moral right; (f) any content that you downloaded from the Website or modified; and (g) any other matter for which you are responsible hereunder or under law. You agree that your use of the Website shall be in compliance with all applicable laws, regulations and guidelines. Limitation of Liability To the greatest extent allowable under applicable law, in no event shall Company be liable to you or any third party for any damages, including but not limited to general, incidental, consequential, indirect, direct, special or punitive damages, arising out of or relating to the Website. Export Restrictions You may not access, download, use or export the Website or Services in violation of United States export laws or regulations or in violation of any other applicable laws or regulations. You agree to comply with all export laws and restrictions and regulations of any United States or foreign agency or authority and to assume sole responsibility for obtaining licenses to export or re-export as may be required. Miscellaneous These Terms shall be governed by the laws of the State of California, exclusive of its choice of law rules. Your conduct may also be subject to other local, state, and national laws. Subject to the binding arbitration provision below, any action to be brought in connection with these Terms or the Services shall be brought exclusively in the state and federal courts located in San Francisco, California and you irrevocably consent to their jurisdiction. In any action to enforce this Agreement, the prevailing party will be entitled to costs and attorneys’ fees. Any cause of action against Company must be brought within one (1) year of the date such cause of action arose. In the event that any provision of these Terms is held to be unenforceable, such provision shall be replaced with an enforceable provision which most closely achieves the effect of the original provision, and the remaining terms of these Terms shall remain in full force and effect. Nothing in this Agreement creates any agency, employment, joint venture, or partnership relationship between you and Company or enables you to act on behalf of Company. Except as may be expressly stated in these Terms, these Terms constitute the entire agreement between Company and you pertaining to the subject matter hereof, and any and all other agreements existing between us relating thereto are hereby canceled. Nothing contained in these terms shall be construed to limit the actions or remedies available to Company with respect to any prohibited activity or conduct. Non-enforcement of any term of these Terms does not constitute consent or waiver, and Company reserves the right to enforce such term at its sole discretion. No waiver of any breach or default hereunder shall be deemed to be a waiver of any preceding or subsequent breach or default. Company may assign its rights under these terms to any third party. Binding Arbitration You and Company agree that, except as provided below, all disputes, controversies and claims related to these Terms (each a “Claim”), shall be finally and exclusively resolved by binding arbitration, which may be initiated by either party by sending a written notice requesting arbitration to the other party. Any election to arbitrate by one party shall be final and binding on the other. The arbitration will be conducted under the Streamlined Arbitration Rules and Procedures of JAMS that are in effect at the time the arbitration is initiated (the “JAMS Rules”) and under the terms set forth in these Terms. In the event of a conflict between the terms set forth herein and the JAMS Rules, the terms herein will control and prevail. The determination of whether a Claim is subject to arbitration shall be governed by the Federal Arbitration Act. Except as otherwise provided in these Terms, (a) you and Company may litigate in court to compel arbitration, stay proceedings pending arbitration, or confirm, modify, vacate or enter judgment on the award entered by the arbitrator; and (b) the arbitrator’s decision shall be final, binding on all parties and enforceable in any court that has jurisdiction, provided that any award may be challenged if the arbitrator fails to follow applicable law. The arbitration will be conducted in San Francisco, California. Class Action Waiver You and Company agree that any arbitration shall be limited to the Claim between Company and you individually. YOU AND COMPANY AGREE THAT (a) THERE YOU WAIVE ANY RIGHT OR AUTHORITY FOR ANY DISPUTE TO BE ARBITRATED ON A CLASS-ACTION BASIS OR TO UTILIZE CLASS ACTION PROCEDURES; (b) YOU WAIVE RIGHT OR AUTHORITY FOR ANY DISPUTE TO BE BROUGHT IN A PURPORTED REPRESENTATIVE CAPACITY OR AS A PRIVATE ATTORNEY GENERAL; AND (c) NO ARBITRATION SHALL BE JOINED WITH ANY OTHER ARBITRATION. Exceptions to Arbitration You and Company agree that the following Claims are not subject to the above provisions concerning negotiations and binding arbitration: (a) any Claim seeking to enforce or protect, or concerning the validity of, any of your or Company’s intellectual property rights; (b) any Claim related to, or arising from, allegations of theft, piracy, invasion of privacy or unauthorized use; and (c) any claim for equitable relief. In addition to the foregoing, either party may assert an individual action in small claims court for Claims that are within the scope of such court’s jurisdiction in lieu of arbitration. Recipient By (signature): ____________________________ Date: ___________________________ Name: __________________________ Address: __________________________ __________________________